UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010
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VILLAGE BANK AND TRUST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

15521 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                Other Events.

Village Financial Corporation (the “Company”) disclosed today that Village Bank (the “Bank”), a wholly-owned subsidiary of the Company, through its board, has entered into a Memorandum of Understanding (the “Memorandum”) with the Federal Deposit Insurance Corporation and the Virginia Bureau of Financial Institutions (the “Supervisory Authorities”).  Pursuant to the Memorandum, the Bank agreed to provide certain reports and to:

1.
eliminate from its books, by charge-offs or collections, all assets or portions of assets classified “Loss” and 50 percent of those assets classified “Doubtful” in the regulatory examination reports that have not been previously collected or charged-off;

2.
submit to the Supervisory Authorities specific plans and proposals to effect the reduction and improvement of any loans or lines of credit which are adversely classified in the regulatory examination reports or any internal or external loan review, and which aggregate $500,000 or more;

3.
not extend, directly or indirectly, any additional credit to or for the benefit of any borrower who is obligated in any manner to the Bank on any extension of credit or portion thereof that has been charged off by the Bank or classified Loss or Doubtful in any report of examination, so long as such credit remains uncollected;

4.	enhance the formal loan review program to provide accurate and timely identification of problem loans;
5.
formulate a management plan that shall contain a review of each existing officer’s performance, abilities and assignments to positions within the Bank, the need, if any, for personnel outside the Bank, and an organizational chart and written job descriptions for personnel in the supervisory, administrative, and accounting functions;

6.	review and update the written profit and strategic plan;
7.	adopt a written plan for monitoring and reducing the Commercial Real Estate (CRE) concentration;
8.
maintain the Allowance for Loan and Lease Losses at a level that is appropriate to cover estimated losses on individually evaluated loans determined to be impaired, as well as estimated credit losses inherent in the remainder of the loan portfolio;

9.	limit asset growth to no more than five (5) percent per annum;
10.	incorporate within the Bank’s Contingency Funding Plan certain recommendations contained in the regulatory examination reports;
11.	maintain a Tier 1 Leverage Capital Ratio of not less than eight (8) percent and a Total Risk-Based Capital Ratio of not less than 11.5 percent;
12.	take steps necessary, consistent with sound banking practices, to correct all violations of law and regulations cited in the regulatory examination reports;
13.	not pay any cash dividends without the prior written consent of the Supervisory Authorities; and

14.	furnish written quarterly progress reports to the Supervisory Authorities detailing steps taken to comply with the various provisions of the Memorandum of Understanding.

The management of the Bank believes that it is currently or is in the process of being in full compliance with all of the items in the Memorandum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: December 15, 2010	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Senior Vice President and CFO